Exhibit 99.1

Press release

U.S. Bancorp to Acquire MUFG Union Bank

Enhances U.S. Bank’s existing West Coast franchise

U.S. Bank to leverage existing platforms and best-in-class technologies and products to serve MUFG Union Bank customers and efficiently integrate the franchise

All MUFG Union Bank front-line branch employees will be retained

MINNEAPOLIS and NEW YORK – September 21, 2021 – U.S. Bancorp (NYSE: USB) today announced that it has entered into a definitive agreement to acquire MUFG Union Bank’s core regional banking franchise from Mitsubishi UFJ Financial Group (NYSE: MUFG) in a transaction that will bring together two premier organizations with a focus on being the leader in serving customers and communities in California, Washington and Oregon.

Under the terms of the agreement, U.S, Bancorp will purchase MUFG Union Bank for approximately $8 billion, including $5.5 billion in cash and approximately 44 million shares of U.S. Bancorp common stock.1 Upon close of the transaction, MUFG will hold a minority stake of approximately 2.9% in U.S. Bancorp. The transaction excludes the purchase of MUFG Union Bank’s Global Corporate & Investment Bank, certain middle and back office functions, and other assets.

With the acquisition, U.S. Bank will gain more than 1 million loyal consumer customers and about 190,000 small business customers on the West Coast in addition to approximately $58 billion in loans and $90 billion in deposits based on MUFG Union Bank’s June 30, 2021 balance sheet. The combination will improve U.S. Bank’s deposit position in California from 10th to 5th and will significantly increase its customer base in California.

This increased scale will make the U.S. Bank brand a stronger player in these markets, which will increase competition with California’s three largest banks. This will provide benefits for both customers and the communities served by the combined organization through improved technology, products and customer choice.

“The acquisition of MUFG Union Bank underscores our commitment to strengthen and grow our business on the West Coast, make investments to serve customers and local communities and enhance competition in the financial services industry. With MUFG Union Bank, we will increase access to state-of-the-art financial products while maintaining U.S. Bank’s strong track record of putting its customers and communities first. We are also committed to maintaining both organizations’ excellent records of serving low-income communities and supporting minority-led institutions,” said Andy Cecere, chairman, president and chief executive officer of U.S. Bancorp. “We have a great deal of respect for the MUFG Union Bank team and share customer-centric and relationship-based strategies and cultures based on integrity. We look forward to welcoming MUFG Union Bank to the U.S. Bancorp family.”

“We are very pleased to have reached this agreement which will allow MUFG to focus and increase our resources on accelerating growth in our Americas wholesale businesses – specifically our corporate and investment banking, global markets, Japanese corporate banking and transaction banking businesses,” said Kevin Cronin, MUFG Regional Executive for the Americas and CEO of MUFG Americas Holdings Corporation and MUFG Union Bank, N.A.

1 Tangible book value of $6.25 billion delivered at close.

Enhances U.S. Bank’s ability to serve customers

The acquisition of MUFG Union Bank will provide U.S. Bank with the ability to better serve customers of both organizations.

U.S. Bank continues to invest in innovative technology that meets customer needs and helps them interact with their financial institution how, when and where they want. Accelerated by the COVID-19 pandemic, 80 percent of U.S. Bank transactions are now being done digitally, a trend the bank expects will continue. These industry-leading digital tools allow customers to bank anywhere and however they choose in a way that is safe, simple and convenient.

The U.S. Bank mobile app was recently named No. 1 among all U.S. financial institutions, in addition to having a 4.8 App Store rating. U.S. Bank also was top-rated overall for all mobile banking (mobile app combined with mobile web). U.S. Bank will bring these industry-leading technologies, which offer superior functionality and breadth of service, to MUFG Union Bank customers.

The combination will help meet the evolving needs of customers of both MUFG Union Bank and U.S. Bank by providing greater access to digital banking tools and by providing an expanded branch network. These enhancements will improve customer choice and, as a result, create a stronger banking competitor across the West Coast.

Demonstrates further commitment to local communities

U.S. Bank is committed to staying in every market that MUFG Union Bank currently serves in California, Washington and Oregon. Although banking is increasingly being done online, U.S. Bank strongly believes the future of banking includes a combination of the digital and physical world – both do-it-yourself and do-it-together. Customers appreciate the opportunity to visit their local branch or engage with professionals within their local communities to have a meaningful conversation about their financial goals, future and aspirations.

The combination also will enhance U.S. Bank’s ability to commit to, invest in and serve low and moderate-income communities and minority-led institutions. Importantly, U.S. Bank already proudly invests in its communities, and in 2020 invested $67 million in corporate contributions and foundation giving, including $30 million to support COVID-19 relief and recovery efforts. In addition, U.S. Bank made $116 million in annual, incremental investments to address racial and economic inequalities; spent more than $560 million with diverse suppliers; our employees donated $12 million through the employee giving campaign; and the bank provided $6.2 billion in capital to revitalize communities, including Paycheck Protection Program (PPP) loans.

Earlier this year, U.S. Bank – which has been named one of the World’s Most Ethical Companies for seven consecutive years – launched the U.S. Bank Access Commitment, a long-term approach led by the bank’s diversity, equity and inclusion team. It brings together the strengths of the U.S. Bancorp Community Development Corporation, corporate social responsibility and our business areas to help build wealth while redefining how we serve diverse communities and provide more opportunities for diverse employees.

Provides opportunities for front-line branch and other employees

Following the closing of the transaction, U.S. Bank is committed to retaining all of MUFG Union Bank’s front-line branch employees. These bankers are frequently the first people customers and prospective customers speak to. They have demonstrated a tremendous ability to serve MUFG Union Bank’s customers, and U.S. Bank looks forward to having these branch employees join the bank’s team of talented West Coast employees.

For MUFG Union Bank employees, joining a regional bank with increased scale and a larger U.S. geographic footprint will allow for additional opportunities for advancement and ways in which they can build a banking career.

Transaction Details

U.S. Bancorp expects the transaction to be approximately 6% accretive to earnings per share in 2023 assuming a 75% synergy phase-in and 8% accretive to earnings when fully integrated. The transaction has an estimated internal rate of return of more than 20%. The purchase price is estimated at 1.3 times of MUFG Union Bank’s tangible book value, based on the expected capital to be delivered at close. U.S. Bancorp expects to achieve approximately $900 million in pre-tax cost synergies equal to 40% of estimated non-interest expenses through a combination of real estate consolidation, technology and systems conversion and other back office efficiencies. U.S. Bancorp expects to incur merger charges of $1.2 billion.

MUFG Union Bank entered into a consent order with the Office of the Comptroller of the Currency on September 20, 2021. U.S. Bancorp evaluated and incorporated these regulatory concerns into all aspects of the deal process, including due diligence, integration planning and valuation. The company believes it can successfully remediate the issues applicable to MUFG Union Bank in connection with the transaction, and that the order will not restrict U.S. Bancorp’s ability to operate and grow its business as planned.

The transaction has been unanimously approved by the boards of directors of U.S. Bancorp and MUFG. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals. The transaction is expected to close in the first half of 2022.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor and Simpson Thacher & Bartlett LLP is serving as legal advisor to U.S. Bancorp.

Conference Call and Webcast

U.S. Bancorp will hold a conference call at 7:30 a.m. CT today to discuss the transaction. To access the webcast and presentation, visit U.S. Bancorp’s website at usbank.com and click on “About Us”, “Investor Relations” and “Webcasts & Presentations.”

Those participating via telephone within the United States and Canada, please dial 866.316.1409. Participants calling from outside the United States and Canada, please dial 706.634.9086. The conference ID number for all participants is 2398339. For those unable to participate during the live call, a recording will be available at approximately 10:30 a.m. CT on Tuesday, September 21 and will be accessible until Tuesday, September 28 at 10:59 p.m. CT. To access the recorded message within the United States and Canada, please dial 855.859.2056. If calling from outside the United States and Canada, please dial 404.537.3406 to access the recording. The conference ID is 2398339. The replay will also remain available on the U.S. Bank investor relations website.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, any projections or expectations regarding U.S. Bancorp’s proposed acquisition of MUFG Union Bank described herein, U.S. Bancorp’s future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated.

Such risks and uncertainties include, among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed acquisition may not be realized or may take longer than anticipated to be realized, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the proposed acquisition and diversion of management’s attention from ongoing business operations and opportunities, (3) the occurrence of any event that could give rise to the right of one or both of the parties to terminate the definitive purchase agreement, (4) the failure to obtain required governmental approvals or a delay in obtaining such approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect U.S. Bancorp or the expected benefits of the proposed acquisition), (5) the failure of any of the closing conditions in the definitive purchase agreement to be satisfied on a timely basis or at all, (6) delays in closing the proposed acquisition, (7) the possibility that the proposed acquisition, including the integration of MUFG Union Bank, may be more costly or difficult to complete than anticipated, (8) the dilution caused by U.S. Bancorp’s issuance of additional shares of its capital stock in connection with the proposed acquisition, (9) other factors that may affect future results of U.S. Bancorp, including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, litigation, and legislative and regulatory actions and reforms, and (10) the impact of the ongoing global COVID-19 pandemic on U.S. Bancorp’s or MUFG Union Bank’s businesses or our ability to complete the proposed acquisition.

For discussion of these and other risks and uncertainties that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020, on file with the Securities and Exchange Commission, including the sections entitled “Corporate Risk Profile” and “Risk Factors” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

About U.S. Bank

U.S. Bancorp, with nearly 70,000 employees and $559 billion in assets as of June 30, 2021, is the parent company of U.S. Bank National Association. The Minneapolis-based company serves millions of customers locally, nationally and globally through a diversified mix of businesses: Consumer and Business Banking; Payment Services; Corporate & Commercial Banking; and Wealth Management and Investment Services. The company has been recognized for its approach to digital innovation, social responsibility, and customer service, including being named one of the 2021 World’s Most Ethical Companies and Fortune’s most admired superregional bank. Learn more at usbank.com/about.

About MUFG Union Bank, N.A.

As of June 30, 2021, MUFG Union Bank, N.A. operated 305 branches, consisting primarily of retail banking branches in the West Coast states, along with commercial branches in Texas, Illinois, New York, and Georgia. We provide a wide spectrum of corporate, commercial, and retail banking and wealth management solutions to meet the needs of our clients. We also offer an extensive portfolio of value-added solutions for clients, including investment banking, personal and corporate trust, global custody, transaction banking, capital markets, and other services. With assets of $133.2 billion, as of June 30, 2021, MUFG Union Bank has strong capital reserves, credit ratings, and capital ratios relative to peer banks. MUFG Union Bank is a proud member of the Mitsubishi UFJ Financial Group (NYSE: MUFG), one of the world’s largest financial institutions with total assets of approximately ¥362.1 trillion (JPY) or $3.3 trillion (USD)¹, as of June 30, 2021. The corporate headquarters (principal executive office) for MUFG Americas Holdings Corporation, which is the financial holding company, and MUFG Union Bank, is in New York City. The main banking office of MUFG Union Bank is in San Francisco, California.

Contacts

U.S. Bancorp

Investors: Jennifer Thompson, U.S. Bancorp Investor Relations

612.303.0778, jen.thompson@usbank.com

Media: Jeff Shelman, U.S. Bancorp Public Affairs and Communications

612.303.9933, jeffrey.shelman@usbank.com

MUFG Union Bank, N.A.

Investors: Stanley Cecala, Investor Relations, MUFG Union Bank, N.A.

212.782.5629, Stanley.Cecala@unionbank.com

Media: Eva Radtke, Corporate Communications, MUFG Union Bank, N.A.

212.782.4085, ERadtke@us.mufg.jp

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